
<ARTICLE> 5
<LEGEND>This schedule contains summary financial information extracted from the Registrant's audited financial statements for the year ended December 31, 1997 and is qualified in its entirety by reference to those financial statements.
</LEGEND>
<CIK>0001060755
<NAME> RIDGEWOOD ELECTRIC POWER TRUST V

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                      40,821,582
<SECURITIES>                                13,312,688<F1>
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            41,003,219
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              54,469,925
<CURRENT-LIABILITIES>                        1,423,807<F2>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  53,046,118<F3>
<TOTAL-LIABILITY-AND-EQUITY>                54,469,925
<SALES>                                              0
<TOTAL-REVENUES>                               844,877<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,190,030
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             (1,345,153)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         (1,345,153)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                (1,345,153)
<EPS-PRIMARY>                                   (1,763)
<EPS-DILUTED>                                   (1,763)

<F1>Investment in power project partnership and limited liability company accounted for on equity basis.
<F2>Includes $322,522 due to affiliates.
<F3>Represents Investor Shares of beneficial interest in Trust with capital accounts of $53,077,526 less managing shareholder's accumulated deficit of $31,408.
<F4>Is net of $1,003,276 of interest income, $521,710 of income from hydroelectric projects and a $680,109 loss from biomass projects.

